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                                                                Exhibit 99.2

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

BUSINESS OVERVIEW

Nature of Operations

         Solutia Europe S.A./N.V. ("SESA") is a wholly-owned subsidiary of Solutia Inc. ("Solutia"). SESA and its subsidiaries make and sell a variety of high-performance chemical-based materials including performance films for laminated safety glass and after-market applications; process development and scale-up services for pharmaceutical fine chemicals; and resale of high performance polymers and fibers for Solutia's Integrated Nylon segment.

Solutia's Bankruptcy Proceedings

         On December 17, 2003, Solutia Inc. and its 14 U.S. subsidiaries (collectively, "Debtors") filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. The cases were consolidated for the purpose of joint administration and were assigned case number 03-17949 (PCB). Solutia's subsidiaries outside the United States, including SESA, were not included in the Chapter 11 filing.

         The filing was made to restructure Solutia's balance sheet by reducing indebtedness to appropriate levels, to streamline operations and reduce costs, in order to allow Solutia to emerge from Chapter 11 as a viable going concern, and to obtain relief from the negative financial impact of liabilities for litigation, environmental remediation and certain postretirement benefits and liabilities under operating contracts, all of which were assumed by Solutia at the time of the spinoff (collectively, "legacy liabilities"). These factors, combined with the weakened state of the chemical manufacturing sector, general economic conditions and continuing high, volatile energy and crude oil costs have been an obstacle to Solutia's financial stability and success.

         On June 7, 2005, Solutia reached an agreement-in-principle with Monsanto Company ("Monsanto") and the Official Committee of Unsecured Creditors in Solutia's Chapter 11 case (the "Unsecured Creditors' Committee") that will serve as a framework for Solutia's plan of reorganization. The agreement-in-principle is subject to the negotiation of definitive documents, approval by Solutia's board of directors and various other conditions and contingencies, some of which are not within the control of Solutia, Monsanto or the Unsecured Creditors' Committee. Until a plan of reorganization consistent with the terms of the agreement-in-principle is confirmed by the bankruptcy court, the terms of the agreement-in-principle are not binding upon any party.

         Although the agreement-in-principle provides for distributions of common stock in a reorganized Solutia to holders of allowed unsecured claims, Solutia is unable to predict what recovery its plan of reorganization will provide to these holders of unsecured claims. The ultimate ownership interests in the reorganized Solutia held by Monsanto and other holders of unsecured claims will depend on, among other factors, the amount of allowed unsecured claims in the bankruptcy case and the number of rights exercised by unsecured creditors in the rights offering.

         Prior to exiting from Chapter 11, the bankruptcy court must confirm a plan of reorganization that satisfies the requirements of the U.S. Bankruptcy Code. As provided by the U.S. Bankruptcy Code, Solutia had the exclusive right to propose a plan of reorganization for 120 days following the Chapter 11 filing date. The bankruptcy court has subsequently approved several extensions of the exclusivity period, the most recent of which is set to expire on October 10, 2005. Although Solutia expects to receive further extensions of the exclusivity period, no assurance can be given that any such future extension requests will be granted by the bankruptcy court.


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         Solutia plans to file with the bankruptcy court a plan of
reorganization and disclosure statement consistent with the terms of the agreement-in-principle that provide for Solutia's emergence from bankruptcy as a going concern. There can be no assurance, however, that such a plan of reorganization would be confirmed by the bankruptcy court or that such plan would be implemented successfully.

Basis of Presentation

         The accompanying unaudited consolidated financial statements include consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and consolidated and consolidating statements of cash flows for SESA and its subsidiaries, each as of and for the three and six months ended June 30, 2005 and 2004, respectively. The information contained in the consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations is unaudited and is presented in a format prescribed by Section 9(m) of the amended and restated terms and conditions of SESA's (euro) 200 million, 10% Euro Notes ("Euronotes"). All significant intercompany transactions and balances between SESA's subsidiaries have been eliminated in consolidation. However, intercompany transactions and balances between SESA's subsidiaries and Solutia's other subsidiaries outside of the consolidated SESA entity have not been eliminated in consolidation. These unaudited consolidated financial statements should be read in conjunction with the audited financial statements and notes to consolidated financial statements included in the Solutia 2004 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 10, 2005.

         The unaudited consolidated financial statements included in Exhibit
99.1 to this Form 8-K have been prepared in accordance with accounting principles generally accepted in the United States of America and are presented in U.S. dollars. In addition, the unaudited consolidated financial statements reflect all adjustments that, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the interim periods reported. Such adjustments are of a normal, recurring nature.

RESULTS OF OPERATIONS-- SECOND QUARTER 2005 COMPARED WITH SECOND QUARTER 2004

Net Sales and Earnings Before Interest Expense and Income Taxes (EBIT)

  --------------------------------------------------------------------------
                                                             THREE MONTHS
                                                             ------------
                                                            ENDED JUNE 30,
                                                            --------------
  (dollars in millions)                                     2005      2004
                                                            ----      ----

  Net Sales............................................     $130      $116
                                                            ====      ====

  EBIT.................................................     $ 15      $ 13
                                                            ====      ====
      Charges included in EBIT.........................     $  1      $ --
                                                            ====      ====

  --------------------------------------------------------------------------

         The $14 million, or 12 percent, increase in net sales as compared to the three months ended June 30, 2004 resulted primarily from favorable currency exchange rate fluctuations of approximately 5 percent, higher sales volumes of approximately 4 percent, and higher average selling prices of approximately 3 percent. The favorable currency impact was primarily a result of the strengthening euro in relation to the U.S. dollar in comparison to the three months ended June 30, 2004. Higher sales volumes were experienced primarily in SAFLEX(R) plastic interlayer products, partially offset by a decrease in the resale of products for Solutia's Integrated Nylon segment. Higher average selling prices were experienced primarily in the SAFLEX(R) plastic interlayer products and in the resale of products for Solutia's Integrated Nylon segment.

         The $2 million, or 15 percent, increase in EBIT in comparison to the three months ended June 30, 2004 resulted primarily from higher net sales and favorable currency fluctuations, partially offset by higher


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raw material and energy costs. The $1 million charge in 2005 primarily related to severance and retraining costs.

Interest Expense

  --------------------------------------------------------------------------
                                                             THREE MONTHS
                                                             ------------
                                                             ENDED JUNE 30,
                                                             --------------

  (dollars in millions)                                     2005      2004
                                                            ----      ----

  Interest Expense.........................................  $ 6       $ 7
                                                             ===       ===

  --------------------------------------------------------------------------

         Interest expense decreased by $1 million, or 14 percent, principally from the elimination of interest expense on SESA's approximate $150 million, 5 percent convertible note with Solutia that was converted from debt to equity in May 2004. However, this was partially offset by an increase in interest expense resulting from the strengthening euro in relation to the U.S. dollar in comparison to the three months ended June 30, 2004.

RESULTS OF OPERATIONS-- SIX MONTHS ENDED JUNE 2005 COMPARED WITH SIX MONTHS ENDED JUNE 2004

Net Sales and EBIT

  --------------------------------------------------------------------------
                                                              SIX MONTHS
                                                              ----------
                                                            ENDED JUNE 30,
                                                            --------------

  (dollars in millions)                                     2005      2004
                                                            ----      ----

  Net Sales...............................................  $265      $228
                                                            ====      ====

  EBIT....................................................  $ 34      $ 11
                                                            ====      ====
      Charges included in EBIT............................  $  1      $ 15
                                                            ====      ====

  --------------------------------------------------------------------------

         The $37 million, or 16 percent, increase in net sales as compared to the six months ended June 2004 resulted primarily from higher sales volumes of approximately 8 percent, favorable currency exchange rate fluctuations of approximately 5 percent and higher average selling prices of approximately 3 percent. Higher sales volumes were experienced primarily in SAFLEX(R) plastic interlayer products and the pharmaceutical services business. The favorable currency impact was primarily a result of the strengthening euro in relation to the U.S. dollar in comparison to the six months ended June 2004. Higher average selling prices were experienced primarily in the SAFLEX(R) plastic interlayer products in comparison to the six months ended June 30, 2004. In addition, higher average selling prices were experienced in the resale of products for Solutia's Integrated Nylon segment.

         The $23 million increase in EBIT in comparison to the six months ended June 30, 2004 resulted primarily from higher net sales, increased capacity utilization, controlled spending and lower charges, partially offset by higher raw materials and energy costs. The $1 million charge in 2005 primarily resulted from severance and retraining costs while the charge in 2004 resulted from the $15 million premium recorded in conjunction with the modification of SESA's Euronotes in January 2004.



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Interest Expense

  --------------------------------------------------------------------------
                                                              SIX MONTHS
                                                              ----------
                                                            ENDED JUNE 30,
                                                            --------------

  (dollars in millions)                                     2005      2004
                                                            ----      ----

  Interest Expense........................................  $ 12      $ 16
                                                            ====      ====

  --------------------------------------------------------------------------

         Interest expense decreased by $4 million, or 25 percent, principally from the elimination of interest expense on SESA's approximate $150 million, 5 percent convertible note with Solutia that was converted from debt to equity in May 2004. However, this was partially offset by an increase in interest expense resulting from the strengthening euro in relation to the U.S. dollar in comparison to the six months ended June 30, 2004.

FINANCIAL CONDITION AND LIQUIDITY

Financial Analysis

         Total debt of $252 million as of June 30, 2005 decreased by $3 million as compared to $255 million as of June 30, 2004. This decrease was principally a result of the amortization of the $15 million premium recorded in conjunction with the modification of SESA's Euronotes in January 2004.

         SESA's working capital increased by $23 million to $87 million at June 30, 2005, compared to $64 million at June 30, 2004. The increase in the working capital position resulted primarily from increased cash on-hand at June 30, 2005, higher intercompany receivables principally a result of the timing of net intercompany lending to Solutia entities outside of the consolidated SESA entity and lower overall accrued liabilities.

         SESA had shareholders' equity of $164 million at June 30, 2005 compared to $172 million at June 30, 2004. The $8 million decrease in shareholders' equity resulted principally from the $8 million cumulative loss recorded from June 30, 2004 to June 30, 2005. This net loss was primarily a result of the $40 million of asset impairments recorded in the pharmaceutical services business in the fourth quarter 2004.

         At June 30, 2005 and 2004, SESA's liquidity was in the form of cash in the amount of $22 million and $13 million, respectively.

Contingencies

         Competition authorities in Belgium and several other European countries are investigating past commercial practices of certain companies engaged in the production and sale of butyl benzyl phthalates ("BBP"). One of the BBP producers under investigation by the Belgian Competition Authority is Ferro Belgium sprl, the European subsidiary of Ferro Corporation. Ferro's BBP business in Europe was purchased from Solutia in 2000. Solutia received an indemnification notice from Ferro and has exercised its right, pursuant to the purchase agreement relating to Ferro's acquisition of the BBP business from Solutia, to assume and control the defense of Ferro in proceedings relating to these investigations. On July 7, 2005, the Belgian Competition Authority issued a Statement of Objections regarding its BBP investigation in which SESA, along with Ferro and two other producers of BBP, is identified as a party under investigation with respect to its ownership of the BBP business from 1997 until the business was sold to Ferro in 2000. Solutia Inc. is not named as a party under investigation in the Statement of Objections. Written comments to the Statement of Objections are due on August 31, 2005 and a preliminary oral hearing before the Belgian Competition Authority is currently scheduled to take place on September 6, 2005. Solutia is fully cooperating with the Belgian Competition Authority in this investigation. Solutia


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currently believes that any liability that may result from the Belgian investigation will not be significant to its results of operations or financial position. However, Solutia cannot provide any assurance that the liability assessed against it as a result of this matter would not have a material adverse effect on Solutia's results of operations or financial position.